2009 Exchange Program for Stock Options and Stock Appreciation Rights Exhibit (a)(1)(iv)

Agenda – 2009 Exchange Program for Stock Options
and Stock Appreciation Rights
• Reason for Offering
• Program Materials
• Program Highlights
• Eligibility
• Option Valuation Basics
• Replacement Awards Vesting Details
• Election Process

Why This Program Is Being Offered
• Approximately 84% of employees’ stock options and SAR’s currently
“underwater”
• Opportunity to exchange current “out of the money” options currently held by active employees for “at the money” options
• Restore the long-term incentive and retention value that stock options and SAR’s were originally intended to provide

Program Materials
All information in today’s meetings can be found in one of the following:
• Initial e-mail sent August 17, 2009
• Offering Memorandum
• Program Highlights
• Individual Grant Election Forms

Program Highlights
• Approved by Shareholders at annual meeting in June
• Participation is VOLUNTARY
• Exchange Eligible Options/SAR Awards for Replacement
Options/SAR Awards
• Replacement Awards will cover fewer shares at a lower exercise price per share than the Eligible Awards for which they are
exchanged
• Exchange ratio and pricing of Replacement Awards will be
determined on the closing day of the exchange offer – September
14, 2009
• Choose on a “grant-by-grant” basis

Program Highlights (continued)
• Exchange will be “value for value”
– The company will calculate the value of an individual option as currently structured and compare it to the value of a newly
issued option, with an exercise price equal to the closing price on the date of offer expiration.
– The ratio of the value of a new option to the value of an old option will be the exchange ratio – the ratio of old options to be surrendered in exchange for the smaller number of new options.
• Vesting schedule and expiration date of Replacement Awards may change, but all other terms of the Awards will remain the same
• Exchange intended to be a non-taxable exchange
– Tax consequences for employees subject to taxation outside of the US may differ
– We advise all employee to consult their own tax advisors with respect to the federal, state, local, and non-US tax
consequences of participating in this exchange offer.
– NOTE: Stereotaxis will not advise individuals on best course of action.

Eligibility
• Eligible Participants:
– Active employees with options eligible for exchange on
Exchange Date
– Board members, CEO, and CFO are not eligible to participate
• Eligible Options:
– Fair value of old option must be less than 67% of the value of a new option, or the exchange ratio must be at least 1.5 old
options turned in for 1 new option.
– No option with strike price less than $6.50 will be eligible
– Must have been outstanding for more than one year at Exchange
Date

Option Valuation Basics
• Value of an option is dependent on several factors:
– Share price at date of valuation compared to exercise price of option
– Remaining term to expiration of the option
– Two items which are more or less constant –
• The “risk free interest rate”, and
• The volatility of the underlying common stock

Option Valuation Basics
• Impact of variables on valuation
– Term to expiration
• The longer the time from date of issuance (or for an
outstanding option – the valuation date) to expiration date, the more valuable the option will be.
– Whether the exercise price is “in the money”, “at the money”, or
“out of the money”
• The lower the exercise price compared to the share price at issuance or valuation date, the more valuable the option will
be.
– Volatility will be virtually the same for all calculations, because this is inherent in the historical performance of the company’s stock in the marketplace
– Risk free interest rate, although not identical for all option valuations, has very little to no impact on the calculation of value of individual options.

Option Valuation Basics
• Impact of variables on valuation
1 year
1 year
5 years
Time to Expiration
$0.39 $12.00 $6.00
$1.54 $6.00 $6.00
$3.25 $6.00 $6.00
Value of Option Exercise Price
Share Price
At Issuance/Valuation
Date

Option Valuation Basics
Option Value as a Function of Time to Expiration and % of Share Price at Grant
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
60.0%
100% 120% 140% 160% 180% 200% 220% 240%
Strike Price as % of Share Price
1 Year 2 Year 3 Year 4 Year 5 Year

Option Exchange Program
3.60 Exchange Ratio
2.6 2.6 Term to Expiration
$4.00 $8.00 Exercise Price
278 1,000 Number of Options
$1.37 $0.38 Black-Scholes Value
$4.00 $4.00 Current Market Price
Replacement Option
Current Option

Replacement Award Vesting Details
• Replacement Awards will have a term equal to the greater of the remaining term of the surrendered Eligible Awards or one year and two weeks
• Replacement Awards will be subject to an extended vesting
schedule:
– Exercisable on the first anniversary of the Exchange Date with respect to the same percentage of your exchanged Eligible
Awards that would have vested on or prior to such date
– Replacement Awards will vest on the same schedule and with respect to the same percentage amounts as the as the
exchanged Eligible Awards they are replacing.
– Vesting is conditioned upon continued employment with STXS through each applicable vesting date

Vesting Example
Example 1:  Jane Smith holds a grant of 2,000 Eligible Options granted on September
1, 2007.  1,000 Eligible Options have vested prior to the Exchange Date of September
14, 2009.  The remaining 1,000 Eligible Options vest in equal monthly installments and will be fully vested on September 1, 2011.  Jane elects to exchange her grant of
Eligible Options for 1,000 Replacement Options (assuming a 2:1 exchange ratio).
None of her Replacement Options will be vested on September 14, 2009.  750 replacement options will vest on September 14, 2010.  The remaining 250
Replacement Options will vest in equal monthly installments thereafter so that Jane’s
Replacement Options are fully vested on September 1, 2011. The Replacement
Options will expire on August 31, 2017, consistent with the expiration of the Eligible
Options.
8/31/2017 As stated in original
agreement
Options Expiration Date
750 fully vested 9/14/2010,
remaining 250 vest monthly,
fully vested 9/1/2011
Monthly, fully vested
by 6/1/2011
Vesting Schedule on remaining
options
1000 1000 Remaining Options
0 1000 # Options Vested by 9/14/09
9/14/2009 7/1/2007 Grant Date
1000 2000 # Options
Replacement Award Eligible Award

Vesting Example
John Smith holds a grant of 2,000 Eligible SARS, granted on July 1, 2005, all of which are vested prior to the Exchange Date, September 14, 2009.  John elects to exchange his grant of Eligible SARS for 1,000 Replacement SARS.  None of his Replacement SARS
will be vested on the Exchange Date.  All 1,000 of his Replacement SARS will vest on
September 14, 2010.  The Replacement SARS will expire on September 28, 2010, which is one year and two weeks after the Exchange Date.
9/28/2010 As stated in original
agreement
SARs Expiration Date
1000 fully vested 9/14/2010 N/A Vesting Schedule on remaining SARs
1000 0 Remaining SARs
0 2000 # SARs Vested by 9/14/09
9/14/2009 7/1/2005 Grant Date
1000 2000 # SARs
Replacement Award Eligible Award

Election Process
• Individual election forms include a table reflecting exchange ratios and replacement options at a variety of closing market prices.  These are estimates only and actual exchange ratios will be determined on
September 14
th
.
•
Complete and submit election forms to Sarah Kamp by 11:59 pm
CDT on September 14, 2009 (unless extended by the Company):
– hand delivered to Sarah Kamp at 4320 Forest Park Avenue, Suite
100, St. Louis, Missouri 63108;
– faxed to: (314) 678-6119, Attention:  Sarah Kamp; or
– scanned and e-mailed to: sarah.kamp@stereotaxis.com
– Interoffice and US Mail not acceptable
• Can select grant by grant, however, you may not select partial grants
• Eligible awards not exchanged will retain existing terms
• If election form is not received by stated deadline, all awards currently held by you will remain unchanged and retain existing terms.

Exhibit - (a)(1)(iii)

STEREOTAXIS, INC.
STOCK OPTION / STOCK APPRECIATION RIGHT EXCHANGE PROGRAM
PARTICIPANT ELECTION FORM

Please make an election on each individual grant of options or stock appreciation rights ("SARs") by checking the appropriate box in the right hand column, sign and date the form and return to Sarah Kamp by 11:59 p.m. local St. Louis time on September 14, 2009 (subject to extension by the Company in its election).

For full instructions and disclosure concerning the Exchange Program, read the Offer to Exchange Certain Stock Options and Certain Stock Appreciation Rights referred to herein as the "Exchange Offer".

	Outstanding Option Award Detail						Replacement Options Tender Offer Detail						
Employee Name	Grant Date	Strike Price	# of Options	Date Fully Vested	Expiration Date	Term Remaining	Strike Price [1]	Eligibility	Exchange Ratio	Options Received	Date Fully Vested [2]	Expiration Date	Term Remaining

☐ I do elect to exchange this option

☐ I do not elect to exchange this option

	Outstanding Option Award Detail						Replacement Options Tender Offer Detail						
Employee Name	Grant Date	Strike Price	# of Options	Date Fully Vested	Expiration Date	Term Remaining	Strike Price [1]	Eligibility	Exchange Ratio	Options Received	Date Fully Vested [2]	Expiration Date [2]	Term Remaining [2]

☐ I do elect to exchange this option

☐ I do not elect to exchange this option

* The actual strike price of the Replacement Awards will be equal to the closing price on the last day of the offer period. The strike prices provided in this election form are estimated solely for the purpose of illustrating the exchange ratio which will be applicable given a particular strike price. See the Exchange Offer for more information.

** Options received as part of the tender offer will have a minimum vesting period of one year or the current vesting schedule. See the Exchange Offer for more information.

*** Options received as part of the tender offer will have a minimum expiration date/term remaining that is one year and two weeks from the closing date of the tender offer. See the Exchange Offer for more information

☐ Check here if this form is intended to replace previously submitted election form(s). By checking this box, the undersigned agrees that this election reform replaces and supersedes all previous election forms submitted by the undersigned.

Signed________________

Dated________________

1149016

3 3

Withdraw/Change Election
• Withdraw or change election at any time prior to the
deadline
• Must submit a replacement Election Form in the
same manner (check the box at the bottom to
indicate replacement)
• Same deadline applies

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